EXHIBIT 21.1

     Set forth below is a list of subsidiaries of the Registrant. Omitted from the following list are the names of particular subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented.

                                                       Jurisdiction
                                                       of
Name                                                   Incorporation
----                                                   -------------
..Diamond Insurance Services, Inc.                     Delaware
..Onyx, Inc.                                           Delaware
..Reliance Reinsurance Company                         Delaware
..Sterling Administrative Services, Inc.               Pennsylvania
..Platinum Investors, Inc.                             Delaware
..Cananwill, Ltd.                                      Bermuda
..Reliance Insurance Company of California             California
..Firemark Insurance Company                           Pennsylvania
..Reliance National Indemnity Company                  Wisconsin
..Regent International Insurance Company, Ltd.         Bermuda
..Reliance Insurance Company of Illinois               Illinois
..Reliance National Insurance Company of New York      New York
..Reliance Life Companies                              Pennsylvania
..Reliance Surety Company                              Delaware
..United Pacific Insurance Company                     Pennsylvania
....Uni-Pac Corporation                                Washington
..RDG, Inc.                                            Delaware
..Marketing Management, Inc.                           Delaware
..United Pacific Insurance Company of New York         New York
..Reliance Custom Underwriting Facility, Inc.          Pennsylvania
..Reliance Surety Managers, Inc.                       Pennsylvania
..Reliance Reinsurance Corp.                           Pennsylvania
..Reliance Consumer Services, Inc.                     Texas
..Reliance Special Risk, Inc.                          Pennsylvania
....Reliance Specialty Programs, Inc.                  Pennsylvania
..Reliance Lloyds                                      Texas
..Reliance Insurance Companies Foundation              Pennsylvania
..Reliance National Risk Specialists, Inc.             Pennsylvania
..Reliance National Insurance Company                  Delaware
..Seguros Proteccion Mutua, S.A.                       Mexico
....Reliance National Risk Services, Inc.              New York
....Blackmoor Group, Inc.                              New York
......Blackmoor Insurance Agency, Inc.                 New York
..Reliance National (U.K.) Ltd.                        England
....Reliance National Insurance Company (U.K.) Ltd.    England
..Reliance National (Barbados) Insurance, Ltd.         Barbados
..Reliance Insurance Group Brokerage Division, Inc.    Pennsylvania
..Transamerica Title Insurance Company                 Arizona
....Transamerica Title Insurance Company of New York   New York
....Title Transfer Services, Inc.                      Colorado
..State Title Insurance Company                        Pennsylvania
....Commonwealth Land Title Insurance Company          Pennsylvania

......CLT Appraisal Services, Inc.                     Pennsylvania
......Commonwealth Land Title Company                  California
......Commonwealth Land Title Company of Austin        Texas
......Commonwealth Land Title Company of Dallas        Texas
......Commonwealth Land Title Company of El Paso       Texas
......Commonwealth Land Title Company of Fort Worth    Texas
......Commonwealth Land Title Company of Houston       Texas
......Commonwealth Land Title Company of
          Jefferson County                             Texas
......Commonwealth Land Title Company of San Antonio   Texas
......Commonwealth Land Title Company of Washington    Washington
......Commonwealth Land Title Corporation (Iowa)       Iowa
......Commonwealth Relocation Services, Inc.           Pennsylvania
......Commonwealth Title of Arizona                    Arizona
......CRS Financial Services, Inc.                     Pennsylvania
......Day One, Inc.                                    Pennsylvania
......DelPenn Land Company                             Delaware
......District-Realty Title Insurance Corporation      Maryland
......El Paso Abstract Co.                             Colorado
......Industrial Valley Title Insurance Company        Pennsylvania
........Continental Title Insurance Company            New Jersey
......Monumental Title Corporation                     Maryland
......Osage Corporation                                Pennsylvania
......Property Services, Inc.                          Pennsylvania
......Ranier Title Company                             Washington
......T & T Co. Holding Company                        Florida
........Title & Trust Company of Florida               Florida
........Lauderdale Title Insurance Corporation         Florida
......The National 1031 Exchange Corporation           California
......Title Guarantee Company of Rhode Island          Rhode Island
......Title Insurance Company                          Alabama
..Reliance Development Company, Inc. of Tucson         Delaware
....Reliance Centro Limited Partnership                Arizona
..Reliance Development Pueblo Parking, Inc.            Arizona
....Reliance Pueblo Limited Partnership                Arizona
..Prometheus Funding Corp.                             Delaware
..RCG International, Inc.                              Delaware
....RCG-Moody International Limited                    England
......ICSB B.V.                                        Holland
........ICSB G.m.b.H.                                  Germany
........ICSB Ltd.                                      Hong Kong
........ICSB Sarl                                      France
......Maghraby Moody International BV (MMI BV)         Netherlands
......MMI Italia SRL                                   Italy
......MMI Maghraby Moody International GmbH            Germany
......Moody-Tottrup Gulf Limited                       Channel Is.
........Moody-Tottrup International Ltd. (Japan)       Japan
......RCG International (Trade Name - Canada)          Canada
......BMIQA Limited                                    England
......Associated Offices Quality Certification Ltd.    England
......Maghraby Moody International Limited             England
........Moody International, Inc.                      Delaware
......The Steel Protection Consultancy Ltd.            England
....Herbert W. Davis and Company                       New Jersey

....RCG/Asbach, Inc.                                   Delaware
....RCG/Hagler, Bailly, Inc.                           Dist. of Columbia
....RCG/Pro-Access, Inc.                               Delaware
....RCG Information Technology, Inc.                   New Jersey
....Werner International, Inc.                         Delaware
......Werner Management Consultants, Inc.              New York